Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact:	Laura S. Choi Investor Relations Phone: 609-430-2880, x2216	Jean Mantuano Corporate Communications (media) Phone: 609-430-2880, x2221

Medarex Announces Public Offering of Common Stock

Princeton, N.J.  April 3, 2006 — Medarex, Inc. (NASDAQ:  MEDX) announced today that it is offering to sell, subject to market and other conditions, 10 million shares of its common stock pursuant to an effective shelf registration statement in an underwritten public offering.  Medarex also granted to the underwriter a 30-day option to purchase up to an additional 1.5 million shares of common stock.  All of the shares in the offering are being sold by Medarex.

Medarex intends to use net proceeds from the financing to continue the development progress of its product candidates and research programs towards commercialization and for other general corporate purposes.

Goldman, Sachs & Co. is acting as the sole book-running manager for the offering.  J.P. Morgan Securities Inc. is acting as the joint lead manager of the offering. A co-management group may also be included.

A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission.  Additional information and details with respect to the offering will be included in a final prospectus supplement and related prospectus that will be filed with the Securities and Exchange Commission prior to closing.  When available, the final prospectus supplement and the related prospectus may be obtained from Goldman, Sachs & Co., Prospectus Department.

85 Broad Street, New York, New York 10004, telephone (212) 902-1171.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Medarex is a biopharmaceutical company focused on the discovery, development and potential commercialization of fully human antibody-based therapeutics to treat life-threatening and debilitating diseases, including cancer, inflammation, autoimmune disorders and infectious diseases. Medarex applies its UltiMAb® technology and product development and clinical manufacturing experience to generate, support and potentially commercialize a broad range of fully human antibody product candidates for itself and its partners. Thirty-one of these therapeutic product candidates derived from Medarex technology are in human clinical testing or have had INDs submitted for such trials, with four of the most advanced product candidates currently in Phase III clinical trials. Medarex is committed to building value by developing a diverse pipeline of antibody products to address the world’s unmet healthcare needs. For more information about Medarex, visit its website at www.medarex.com.

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; or similar statements are forward-looking statements. Medarex disclaims, however, any intent or obligation to update these forward-looking statements. Risks and uncertainties include risks associated with product discovery and development, uncertainties related to the outcome of clinical trials, slower than expected rates of patient recruitment, unforeseen safety issues resulting from the administration of antibody products in patients, uncertainties related to product manufacturing, risks associated with the use of hazardous substances as well as risks detailed from time to time in Medarex’s public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and subsequent Quarterly Reports on Form 10-Q.  There can be no assurance that such development efforts will succeed or that other developed products will receive required regulatory clearance or that, even if such regulatory clearance were received, such products would ultimately achieve commercial success. Copies of Medarex’s public disclosure filings are available from its investor relations department.

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Medarex®, the Medarex logo and UltiMAb® are registered trademarks of Medarex, Inc. All rights are reserved.